SCHEDULE 14C
                            (Rule 14c-101)

           INFORMATION REQUIRED IN INFORMATION STATEMENT

                       SCHEDULE 14C INFORMATION

           Information Statement Pursuant to Section 14(c)
               Of the Securities Exchange Act of 1934

Check the appropriate box:

 x 	Preliminary information statement

   	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)

   	Definitive information statement

                   SK TECHNOLOGIES CORPORATION

             (Name of Registrant as Specified in Charter)

      Payment of Filing Fee (Check the appropriate box):

       x   No fee required

           Fee computed on table below per Exchange Act
           Rules 14c-5(g)


      (1) Title of each class of securities to which transaction applies:

                  Common Stock, Preferred Stock


     (2)  Aggregate number of securities to which
          transaction applies:

           16,259,494 Shares of Common Stock
              454,399 Shares of Series B Preferred Stock
                  793 Shares of Series D Preferred Stock


     (3) (Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:




      (5)  Total fee paid:

                               n/a

           Fee paid previously with preliminary materials.






           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

                                n/a

     (2)  Form, Schedule or Registration Statement No.:

                                n/a

     (3)  Filing party:

                                n/a

     (4)  Date filed:

                                n/a

                    SK TECHNOLOGIES CORPORATION

                          500 Fairway Drive
                             Suite 104
                      Deerfield Beach, Florida 33441


                    INFORMATION STATEMENT


                WE ARE NOT ASKING YOU FOR A PROXY,
            AND YOU ARE REQUESTED NOT TO SEND US A PROXY



                              GENERAL


     This Information Statement is being furnished to the stockholders of record of SK Technologies Corporation, a Delaware corporation (the "Company"), in connection with the proposed amendment to the 1995 Stock Option Plan (the "Plan"), (the "Amendment"), by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock, Series B Preferred Stock and Series D Preferred Stock. On June 15, 1999, the Company's Board of Directors approved and recommended that the Plan be amended in order to increase the number of shares of Common Stock which may be issued upon the exercise of options granted through the Plan, from 1,400,000 to 3,700,000. The Amendment will become effective upon (i) a written consent of the holders of not less than a majority of the Company's outstanding Voting Capital Stock approving the Amendment. The Company anticipates that the filing of the written consent with the Company's Secretary, will occur on or about __________, 1999 (the "Effective Date"). If the Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

     The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Item 19 of the Plan, approval of the stockholders of the Company is required to increase the aggregate number of shares of stock subject to the Plan. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors has recommended the Amendment in order to increase the number of shares of Common Stock which may be issued upon the exercise of options granted through the Plan, from 1,400,000 to 3,700,000.

     David Peipers and related entities beneficially own in the aggregate 9,009,703 shares of the Company's Common and Series B Preferred Stock with one vote per share, and 793 shares of Series D Preferred Stock, with 1000 votes per share, representing approximately 56% (as of November 23, 1999) of the outstanding Voting Capital Stock of the Company entitled to vote on this Amendment. C. Shelton James and related entities beneficially own in the aggregate 4,540,913 shares of the Company's Voting Stock, representing approximately 26% (as of November 23, 1999) of the outstanding Voting Capital Stock of the Company entitled to vote on this Amendment. The written consent of such persons to the Amendment will become effective upon the filing of their written consents with the Secretary of the Company. The Company anticipates that the filing of such written consents will occur on or about __________, 1999. A copy of the Plan, with the proposed Amendment is set forth as Exhibit A to this Information Statement.
 The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is ______________, 1999 (the "Record Date").

     Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will disclose in its next Quarterly Report on Form 10-QSB, the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.


                        EXECUTIVE OFFICES

     The Company's principal executive offices are located at 500
Fairway Drive, Suite 104, Deerfield Beach, Florida 33441. The telephone number is (954) 418-0101, fax number is (954) 418-0066, and the home page is http://www.storekare.com.

               OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, there were _____________ shares of Common Stock outstanding, ______________ shares of Series B Preferred Stock outstanding, which are convertible into an aggregate of ____________ shares of Common Stock, and _______ shares of Series D Preferred Stock outstanding. Each share of Common Stock and Series B Preferred Stock entitles the holder thereof to one vote on all matters submitted to stockholders and each share of Series D Preferred Stock entitles the holder thereof to 1000 votes per share on all matters submitted to stockholders. The Common Stock and Series B and D Preferred Stock constitute the sole classes of voting securities of the Company.


              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS AND MANAGEMENT

     The following table sets forth Common and Preferred Stock ownership information as of November 23, 1999, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common and Preferred Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group.

                                  Amount of
                                  Beneficial
                                  Ownership of        Percent
Name and                          Voting              of Voting
Address                           Securities (1)      Securities

Calvin S. Shoemaker                 80,091               .46%
500 Fairway Drive, Suite 104
Deerfield Beach, FL 33441

Gary S. Spirer                     106,300               .61%
150 E. 58th Street
New York, NY 10155

Capital Hill Group                   3,945               .02%
Gary Spirer, President
150 E. 58th Street
New York, NY 10155

David H. Peipers                 1,602,731 (includes    9.15%
888 Seventh Avenue               178,000 votes for
New York, NY 10106               178 shares of Series
                                 D Preferred)

Cornerhouse Ltd. Ptshp.          3,234,508 (includes   18.48%
David Peipers, G.P.              346,000 votes for
888 Seventh Avenue               346 shares of Series
New York, NY 10106               D Preferred)

Winsome Ltd. Ptshp               4,965,464 (includes   28.36%
David Peipers, G.P.              269,000 votes for
888 Seventh Avenue               269 shares of Series
New York, NY 10106               D Preferred)

C. Shelton James                    19,973               .11%
4000 Hollywood Blvd.
Hollywood, FL 33021


Fundamental Management Corp.            93               .00%
C.S. James, President
4000 Hollywood Blvd.
Hollywood, FL 33021

Fundamental Active
  Investors Ltd II               4,520,847             25.82%
Fundamental Mgmt Corp., G.P.
4000 Hollywood Blvd.
Hollywood, FL 33021

Melvin Goldberger                   20,333               .12%
1761 W. Hillsboro Blvd.
Deerfield Beach, FL 33442

Seventh Investment
  Bancing Corp.                     93,060               .53%
Melvin Goldberger, President
1761 W. Hillsboro Blvd.
Deerfield Beach, FL 33442

All Directors and
Executive Officers as
a Group (9 persons)             14,713,855 (includes   84.05%
                                793,000 votes for
                                793 shares of Series
                                D Preferred)


(1)The amount of beneficial ownership of Voting Capital Stock includes 211,034 shares of Preferred Stock owned by all directors and executive officers. Such shares are convertible into 211,034 shares of Common Stock.


              AMENDMENT TO THE 1995 STOCK OPTION PLAN

     On June 15, 1999, the Board of Directors approved and recommended to adopt an amendment to the 1995 Stock Option Plan, called the "Amended 1995 Stock Option Plan" (the "Plan"), to increase the number of shares of Common Stock which may be issued upon the exercise of options granted through the Plan, from 1,400,000 to 3,700,000. A copy of the Plan is attached hereto as Exhibit A.

     The Board of Directors has determined that by allowing additional options to be granted, the Plan will work to increase the employees', consultants' and non-employee directors' proprietary interest in the Company and to align more closely their interests with the interests of the Company's shareholders. The Plan will also maintain the Company's ability to attract and retain the services of experienced and highly qualified employees and non-employee directors. The Board of Directors believes that the Plan is in the Company's best interests and therefore recommends adoption of the Plan on essentially the terms and conditions as are set forth below.

     Under the Plan, the Company has reserved an aggregate of 3,700,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Board of Directors or Compensation Committee of the Board of Directors (the "Committee") of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

     Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under
Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. Any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock must be at least 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Company's Common Stock, nor more than five years after the date of the grant.

     The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee.

     The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

     Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Plan. Only officers, directors and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

     All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 3 months following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

     The Board of Directors or Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefore (except in either case in the event of adjustments due to changes in the Company's capitalization), (ii) affects outstanding Plan Options or any exercise right thereunder, (iii) extends the term of any Plan Option beyond ten years, or (iv) extends the termination date of the Plan. The Board of Directors is authorized to seek the approval of the Company's stockholders to increase the aggregate number of shares subject to the Plan. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on November 27, 2005. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

     The following discussion is based on federal income tax laws and regulations in effect as of the date hereto. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax advisor.

     An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the years the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiaries are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

     In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

     As of the date here of, the Company has granted 897,000 Plan Options, from the 1,400,000 original options in the Plan, which have been registered and 852,171 of these Plan Options are vested. In addition, the Company has granted an additional 1,333,500 Plan Options which are subject to stockholder approval of the Amendment to the Plan.




                         BY ORDER OF THE BOARD OF DIRECTORS


                         /s/ Calvin S. Shoemaker
                         Calvin S. Shoemaker, President

EXHIBIT A


                    SK TECHNOLOGIES CORPORATION
                   AMENDED 1995 STOCK OPTION PLAN


     1. Grant of Options: Generally. In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the SK TECHNOLOGIES CORPORATION AMENDED 1995 STOCK OPTION PLAN (the "Plan"), the Stock Option Committee of SK Technologies Corporation (the "Corporation") is hereby authorized to issue from time to time on the Corporation's behalf to any one or more Eligible Persons, as hereinafter defined, options to acquire shares of the Corporation's $.001 par value common stock (the "Stock").

     2. Type of Options. The Stock Option Committee is authorized to issue options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), which options are hereinafter referred to collectively as ISOs, or singularly as an ISO. The Stock Option Committee is also, in its discretion, authorized to issue options which are not ISOs, which options are hereinafter referred to collectively as NSOs, or singularly as an NSO. The Stock Option Committee is also authorized to issue "Reload Options" in accordance with Paragraph 8 herein, which options are hereinafter referred to collectively as Reload Options, or singularly as a Reload Option. Except where the context indicates to the contrary, the term "Option" or "Options" means ISOs, NSOs and Reload Options.

     3. Amount of Stock. The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 3,700,000 shares. Of this amount, the Stock Option Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein. If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan. Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan. If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Stock Option Committee. The Stock Option Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons. If because of one or more recapitalizations, reorganizations or other corporate events, the holders of outstanding Stock receive something other than shares of Stock then, upon exercise of an

Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

     4.  Eligible Persons.

        (a) With respect to ISOs, an Eligible Person means any individual who is employed by the Corporation or by any subsidiary of the Corporation.

        (b) With respect to NSOs, an Eligible Person means (1) any individual who is employed by the Corporation or by any subsidiary of the Corporation, or (2) any director of the Corporation or any subsidiary of the Corporation.

     5. Grant of Options. The Corporation grants to the Stock Option Committee the right to issue the Options established by this Plan to Eligible Persons. The Stock Option Committee shall follow the procedures prescribed for it elsewhere in this Plan. A grant of Options shall be set forth in a writing signed by the chairman of the Stock Option Committee or the President/CEO of the Corporation. The writing shall identify whether the Option being granted is an ISO or an NSO and shall set forth the terms which govern the Option. The terms shall be determined by the Stock Option Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminates employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option. However, no term shall be set forth in the writing which is inconsistent with any of the terms of this Plan. The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

     6. Option Price. The Option price per share shall be determined by the Committee on the date any option is granted, and shall be not less than (i) the fair market value, or (ii) in the case of an incentive stock option granted to a Ten Percent Stockholder, 110 percent of the fair market value (but in no event less than the par value) of one share of stock on the date, the option is granted, as determined by the Committee. Fair market value as used herein shall be:

          (a) If shares of Stock shall be traded on an exchange or over-the-counter market, the closing bid price of the stock on such exchange or over-the-counter market on which such shares shall be traded on that date, or if such exchange is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

          (b) If shares of Stock shall not be traded on an exchange or over-the-counter market, the value as determined by a recognized appraiser as selected by the Committee.

     7. Purchase of Shares. An Option shall be exercised by the tender to the Corporation of the full purchase price of the shares with respect to which the Option is exercised and written notice of the exercise. The purchase price of the shares shall be in United States dollars, payable in cash or by check, or in property or Corporation stock, if so permitted by the Stock Option Committee in accordance with the discretion granted to the Stock Option Committee in Paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of common stock purchased upon the exercise of an Option prior to (i) if requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing that it is the Eligible Person's then present intention to acquire the shares being purchased for investment and not for resale, and/or (ii) the completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

     8. Grant of Reload Options. In granting an Option under this Plan, the Stock Option Committee may include a Reload Option provision therein, subject to the provisions set forth in Paragraphs 20 and 21 herein. A Reload Option provision provides that if the Eligible Person pays the exercise price of shares of Stock to be purchased by the exercise of an ISO, NSO or another Reload Option (the "Original Option") by delivering to the Corporation shares of Stock already owned by the Eligible Person (the "Tendered Shares"), the Eligible Person shall receive a Reload Option which shall be a new Option to purchase shares of Stock equal in number to the Tendered Shares. The terms of any Reload Option shall be determined by the Stock Option Committee consistent with the provisions of this Plan.

     9. Stock Option Committee. The Stock Option Committee shall be appointed from time to time by, and from, the Corporation's Board of Directors. The Board may from time to time remove members from or add members to the Stock Option Committee. The Stock Option Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 16 herein. The members of the Stock Option Committee shall elect one of its members as its chairman. The Stock Option Committee shall hold its meetings at such times and places as its chairman shall determine. A majority of the Stock Option Committee's members present in person shall constitute a quorum for the transaction of business. All determinations of the Stock Option Committee will be made by the majority vote of the members constituting the quorum. The members may participate in a meeting of the Stock Option Committee by conference telephone or similar communications equipment by means of which all members participating in that meeting can hear each other. Participation in a meeting in the manner will constitute presence in person at the meeting. Any decision or determination reduced to writing and signed by all members of the Stock Option Committee will be effective as if it had been made by a majority vote of all members of the Stock Option Committee at a meeting which is duly called and held.

     10. Administration of Plan. In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Stock Option Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of Paragraph 20 and 21 herein. All determinations made by the Stock Option Committee shall be final, binding and conclusive on all persons including the Eligible Persons, the Corporation and its shareholders, employees, officers and directors. No member of the Stock Option Committee will be liable for any act or omission in connection with the administration of this plan unless it is attributable to that member's willful misconduct.

     11. Provisions Applicable to ISOs. The following provisions shall apply to all ISOs granted by the Stock Option Committee and are incorporated by reference into any writing granting an ISO:

          (a) An ISO may only be granted within ten (10) years from November 27, 1995, the date that this Plan was originally adopted by the Corporation's Board of Directors.

          (b) An ISO may not be exercised after the expiration of five (5) years from the date the ISO is granted.

          (c) The option price may not be less than the fair market value of the Stock at the time the ISO is granted.

          (d) An ISO is not transferable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

          (e) If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the employer Corporation or of its parent of subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the fair market value of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

          (f) The aggregate fair market value (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

          (g) Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO such that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

          (h) This Plan was adopted by the Corporation on November 27, 1995, and as amended on June 15, 1999, by virtue of its approval by the Corporation's Board of Directors and was approved by a majority of the stockholders of the Company on August 1, 1996 for 1,400,000 shares of Stock which may be purchased pursuant to the exercise of options. The Plan as amended is subject to approval by a majority of the stockholders of the Company to increase the number of shares of Stock which may be purchased pursuant to the exercise of options, from 1,400,000 to 3,700,000.

     12. Determination of Fair Market Value. In granting ISOs under this Plan, the Stock Option Committee shall make a good faith determination as to the fair market value of the Stock at the time of granting the ISO.

     13. Restrictions on Issuance of Stock. The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulations. The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then present intention to acquire the shares of stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, "distribution" shall be defined to exclude distribution by will or under the laws of descent and distribution. Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall take such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

     14. Exercise in the Event of Death or Termination of Employment.

          (a) If an optionee shall die (i) while an employee of the Company or a Subsidiary or (ii) within three months after termination of his employment with the Company or a Subsidiary because of his disability, or retirement or otherwise his options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 or one year after the optionee's death, whichever date is earlier.

          (b) If an optionee's employment by the Company or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, unless otherwise resolved by the Stock Option Committee and set forth in writing to the optionee.

          (c) If an optionee's employment shall terminate by reason of his retirement in accordance with the terms of the Company's tax-qualified retirement plans or with the consent of the Committee or involuntarily or voluntarily, other than by termination for cause, and such optionee has not died within the following three months, he may exercise his option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or three months, unless otherwise resolved by the Stock Option Committee, and set forth in writing to the optionee, after termination of employment, whichever date is earlier. For Purposes of this Paragraph 14, termination for cause shall mean termination of employment by reason of the optionee's commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Company or a Subsidiary, all as the Committee in its sole discretion may determine.

          (d) If an optionee's employment shall terminate for cause, all right to exercise his option shall terminate at the date of such termination of employment unless otherwise resolved by the Stock Option Committee and set forth in writing to the optionee.

     15. Corporate Events. In the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable. Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

     16. No Guarantee of Employment. Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person's employer, or will interfere with or restrict in any way the right of the Eligible Person's employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

     17. Nontransferability. No option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the optionee, an option shall be exercisable only by him.

     18. No Rights as Shareholder. No optionee shall have any rights as a shareholder with respect to any shares subject to his option prior to the date of issuance to him of a certificate or certificates for such shares.

     19. Amendment and Discontinuance of Plan. The Corporation's Board of Directors may amend, suspend or discontinue this Plan at any time. However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or (b) changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required. The Corporation's Board of Directors is authorized to seek the approval of the Corporation's stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Paragraph 19, and Paragraphs 20 and 21.

     20. Compliance with Rule 16b-3. This Plan is intended to comply in all respects with Rule 16b-3 ("Rule 16b-3") promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to participants who are subject to Section 16 of the Exchange Act, and any provision(s) herein that is/are contrary to Rule 16b-3 shall be deemed null and void to the extent appropriate by either the Stock Option Committee or the Corporation's Board of Directors.


     21. Compliance with Code. The aspects of this Plan on ISOs is intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder. In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Option granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need by given to optionee.

     If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

     22. Compliance With Other Laws and Regulations. The Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (a) the listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and (b) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, no option may be exercised if its exercise or the receipt of Stock Pursuant thereto would be contrary to applicable laws.

     23. Disposition of Shares. In the event any share of Stock acquired by an exercise of an option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such option was granted or within one year after the transfer of such share pursuant to such exercise, the optionee shall give prompt written notice thereof to the Company and the Committee.

     24.  Name.  The Plan shall be known as the "SK Technologies
Corporation Amended 1995 Stock Option Plan."

     25. Notices. Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to the Company shall be sent to it at its office, 500 Fairway Drive, Suite 104, Deerfield Beach, Florida 33441, facsimile number 954-418-0066, Attention: Calvin S. Shoemaker, and when addressed to the Committee shall be sent to it at 500 Fairway Drive, Suite 104, Deerfield Beach, Florida 33441, subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or person to whose attention such notice shall be sent.

     26. Headings. The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

     27. Effective Date. This Plan, the SK Technologies Corporation 1995 Stock Option Plan was adopted by the Board of Directors of the Company on November 27, 1995, and as amended on June 15, 1999, and was approved by a majority of the stockholders of the Company on August 1, 1996 for 1,400,000 shares of Stock which may be purchased pursuant to the exercise of options. The Plan as amended is subject to approval by a majority of the stockholders of the Company to increase the number of shares of Stock which may be purchased pursuant to the exercise of options, from 1,400,000 to 3,700,000. Notwithstanding the foregoing, if the Plan shall have been approved by the Board prior to such stockholder approval, options may be granted by the Stock Option Committee as provided herein subject to such subsequent stockholder approval.


Dated as of June 16, 1999            SK TECHNOLOGIES CORPORATION

                                     By:  /s/ Calvin S. Shoemaker
                                          Calvin S. Shoemaker
                                          President and CEO